                                                                    EXHIBIT 12.4

                             PACCAR Financial Corp.

                 COMPUTATION OF RATIOS FOR ALLOWANCE FOR LOSSES
                       ON RECEIVABLES AND PAST DUE LEVELS
                             (Thousands of Dollars)


                                                                     Nine Months Ended
                                                                        September 30
                                                                   1994               1993
                                                             --------------------------------
Net credit losses (recoveries)                               $   (2,012)           $    3,505

Allowance for losses at end of period                            27,260                22,660

Average finance receivables and
  equipment on operating leases                               1,571,868             1,269,899

Period end finance receivables and equipment
  on operating leases                                         1,661,010             1,398,223

Period end gross retail contracts and operating
  lease receivables past due over 60 days (1)                     4,451                 6,714

Period end gross retail contracts and operating
  lease receivables (1)                                       1,433,668             1,173,086

Ratios:

  Net credit losses (recoveries) to
  average finance receivables and
  equipment on operating leases (2)                               (.17%)                 .37%

  Allowance for losses to period end
  finance receivables and equipment on
  operating leases                                                1.64%                 1.62%

  Period end gross retail contracts and operating
  lease receivables past due over 60 days to period end
  gross retail contracts and operating lease receivables           .31%                  .57%


(1) Retail contracts are exclusive of Pledge Line receivables. Operating lease receivables are the future miniumum rental payments on equipment under operating leases.

(2)    Annualized.





                                      -13-